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CreativeRealities VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Eastern Time, January 28, 2022.

Online
Go to **www.investorvote.com/CREX** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CREX

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

2022 Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 4.

Proposal	For	Against	Abstain
1. *The Bonus Plan Proposal* - Approve the Reflect employee bonus pool that will be established immediately prior to the effective time of the merger (the "Retention Bonus Plan") for certain employees of Reflect that will continue their services after the effective time of the merger.	☐	☐	☐
2. *The Share Issuance Proposal* - Approve the issuance and potential issuance of Creative Realities shares in connection with (i) the merger contemplated by the Merger Agreement, (ii) one or more financings consummated subsequent to the date of the Merger Agreement and prior to, or in connection with, the Closing, including Creative Realities shares issuable upon the exercise of any warrants, and the conversion or payment of any principal or accrued interest outstanding under any convertible promissory notes, in each case that may be issued in such financings (the "Convertible Securities"), and (iii) Creative Realities shares that may be issued in connection with the conversion of any outstanding debt owed to Slipstream Communications, LLC, Creative Realities' current lender, in connection with obtaining such financing.	☐	☐	☐
3. *The Advisory Compensation Proposal* - Approve, on a non-binding, advisory basis, the compensation that will or may become payable by Creative Realities to its named executive officers in connection with the merger.	☐	☐	☐
4. *The Creative Realities Adjournment Proposal* - Approve an adjournment of the Creative Realities special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2 and 3.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2022 Special Meeting

2022 Special Meeting of
Creative Realities, Inc. Shareholders

Friday, January 28, 2022, 9:00 a.m. Eastern Time
13050 Magisterial Drive, Suite 102
Louisville, KY 40223

The Proxy Statement and Notice of Special Meeting can be reviewed online at www.edocumentview.com/CREX

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CREX

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Creative Realities, Inc.

Notice of 2022 Special Meeting of Shareholders
13050 Magisterial Drive, Suite 102
Louisville, KY 40223
Proxy Solicited by Board of Directors for Special Meeting – January 28, 2022

The undersigned, a shareholder of Creative Realities, Inc., hereby appoints Richard Mills and Will Logan, and each of them, as proxies, with full power of substitution and re-substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote at the special meeting of shareholders of the company to be held at 13050 Magisterial Drive, Suite 102, Louisville, KY 40223, on Friday, January 28, 2022, 9:00 a.m. Eastern Time, and at any and all adjournments thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR proposals 1 - 4.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Special Meeting of Shareholders. When properly executed, this proxy will be voted on the proposal set forth herein as directed by the shareholder. The undersigned authorizes the proxies to vote in their discretion upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐